Exhibit 3.39
THUMS LONG BEACH COMPANY
BY-LAWS
Article I

OFFICES
Section 1.    The principal office of the corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware, United States of America, and its resident agent thereat shall be The Corporation Trust Company.
Section 2.    The corporation may also have an office or offices at such other place or places as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II

STOCKHOLDERS’ MEETINGS
Section 1.    All meetings of the stockholders for the election of directors or for any other purpose shall be held at the office of the corporation in Long Beach, California, or at such other place, within or without the State of Delaware, and at such time as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.
Section 2.    An annual meeting of stockholders commencing with the year 1966 shall be held on the last Thursday in April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 o’clock A. M., at which there shall be elected a Board of Directors, and such other business may be transacted as may properly be brought before the meeting.

Section 3.    Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, at least twenty (20) days prior to the meeting, except as otherwise prescribed by statute.
Section 4.    Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or any Vice President and shall be called by the President or any Vice President or the Secretary at the request in writing of a majority of the Board of Directors, or the request in writing of one or more stockholders owning at least one-fifth in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Stockholders holding shares sufficient under Section 7 of this Article to enable them to elect one director may at any time, and any stockholder may at any time when there is a vacancy in the Board of Directors or a newly created directorship resulting from an increase in the number of directors, call a special meeting of stockholders for the election of directors.
Section 5.    Written notice of a special meeting of stockholders stating the time and place and object thereof shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation at least ten (10) days before such meeting, except as prescribed by statute. The business transacted at all special meetings shall be confined to the objects stated in the notice.
Section 6.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting unless the question is one upon which, by express provision of the statutes or by these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 7.    At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such stockholder. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation, and shall be entitled to cumulate his votes at all elections of directors of the corporation, so that he shall be entitled to as many votes as the number of votes which (except for this provision) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number or directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit. Except where the transfer books of the corporation shall have been closed on a date which shall have been fixed as a record date for the determination of stockholders entitled to vote, no shares of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation within twenty (20)

days next preceding the date set for the meeting. At all elections for directors, each new director shall be elected to succeed a particular director whose term of office shall have expired. Voting at election of directors need not be by ballot.
Section 8.    Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken by any corporate action, by any provision of the statutes or by the Certificate of Incorporation or these By-Laws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.
Section 9.    The corporation shall only act as agent for the Field Contractor (as the same may be comprised from time to time) in that certain Contractors’ Agreement, Long Beach Unit, Wilmington Oil Field, California, entered into under date of March 2, 1965, by the City of Long Beach, California, with certain entities denominated therein as Field Contractor and Nonoperating Contractors, as said agreement may be amended, supplemented, or extended.
ARTICLE III

BOARD OF DIRECTORS
Section 1.    The corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.
Section 2.    The number of the directors which shall constitute the whole board shall be five (5). At the first election, directors shall be elected to a term of office to expire at the annual meeting of stockholders next ensuing, and thereafter, the directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and qualify; provided, however, that if a special meeting of stockholders for the election of directors shall be called by a stockholder or stockholders, as provided in Section 4 of Article II, such meeting shall be held for the election of all directors, and the term of office of all directors then in office shall expire when their successors are respectively elected and qualified. Directors need not be stockholders.
Section 3.    The directors may hold their meetings at such place or places within or without the State of Delaware, as the directors may from time to time determine or as shall be specified in the respective notices or waiver of notice thereof. The books and records of the corporation may be kept in such place or places within or without the State of Delaware, as the directors may from time to time determine.
Section 4.    Any vacancy in the Board of Directors resulting from death, resignation or any other cause, and newly created directorships resulting from an increase in the authorized number of directors, may be filled by the majority of directors then in office even though less than a quorum or at the next annual meeting of the stockholders or at a special meeting thereof held for the purpose under the provisions of Section 4 of Article II and Section 2 of Article III, or otherwise. Each director so chosen shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors.

Section 5.    Directors, as such, shall not receive any salary for their services; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS
Section 1.    The first meeting of each newly elected Board of Directors shall be held at such time and place, either within or without the State of Delaware, as shall be fixed by the vote of the stockholders at the annual meeting or specified in the notice or waiver of notice of the meeting. No notice of meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.
Section 2.    Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.
Section 3.    Special meetings of the Board of Directors may be called by the President or any Vice President on five (5) days’ notice to each director, either personally or by telephone, mail or telegraph. Special meetings shall be called by the President or any Vice President or Secretary in like manner and on like notice on the written request of two (2) directors. Such notice shall state the purposes of such special meeting, and the business transacted thereat shall be confined to such purposes.
Section 4.    .At all meetings of the Board of Directors, at least three (3) of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of directors, the director or directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 5.    Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, and such consent is filed with the minutes of the proceedings of the board.
ARTICLE V

NOTICES
Section 1.    Except as otherwise expressly required by statute, the Certificate of Incorporation, or these By-Laws, whenever under the provisions of the statutes, Certificate of Incorporation or these By-Laws, notices required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box in a postpaid, sealed wrapper, or by depositing the same with a telegraph, cable or wireless company, as the case may be, addressed to each such director or stockholder at such address as appears on the books of the corporation at the time of giving such notice, or, in default of other address, to such director or stockholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or deposited with the telegraph, cable or wireless company.

Section 2.    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, or delivered to the corporation by telegraph, whether before or after the time required for such notice, shall be deemed equivalent thereto.
ARTICLE VI

OFFICERS
Section 1.    The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.
Section 2.    The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, and one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.
Section 3.    The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 4.    Any salaries of officers shall be fixed by the Board of Directors.
Section 5.    The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

If the office of any officer becomes vacant for any reason, the vacancy if filled shall be filled by the Board of Directors.
Section 6.    The President shall be the chief executive officer of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of the stockholders and directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties as the Board of Directors may prescribe.
Section 7.    The Vice President, or if more than one Vice President, the Vice President designated by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.
Section 8.    The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall have charge of the stock ledger of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.
Section 9.    The assistant secretaries, shall, in the absence or disability of the Secretary or when so directed by him, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

Section 10.    The Treasurer shall have the custody of the funds and securities held by the corporation and shall keep full and accurate accounts of receipts and disbursements and shall deposit all moneys and other valuable effects in the custody of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse funds as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.
Section 11.    The assistant treasurers, shall, in the absence or disability of the Treasurer or when so directed by him, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.
ARTICLE VII

EXECUTION OF INSTRUMENTS
Section 1.    The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or to execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances. Except in cases where the signing and execution shall be expressly delegated by the Board of Directors, contracts and other instruments authorized by the Board of Directors may be signed and executed in the name of the corporation under the corporate seal by the President or by any vice president.

ARTICLE VIII

CERTIFICATES OF STOCK AND THEIR TRANSFER
Section 1.    The certificates of stock of the corporation shall be in such form as shall be prepared or shall be approved by the Board of Directors. Such certificates shall be consecutively numbered, shall exhibit the holder’s name with the number of such shares and date of issue, shall be signed by the President or any vice president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, shall bear the corporate seal, and shall be entered on the corporation’s books as they are issued.
Section 2.    All certificates surrendered to the corporation shall be canceled, and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and canceled except in case of a lost certificate.
Section 3.    Any person claiming a certificate of stock to be lost or destroyed shall meet such condition as the Board of Directors shall prescribe and direct before he shall be entitled to the issue of a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.
Section 4.    The shares of stock of the corporation shall be transferable only upon the books of the corporation, which books shall at all times during business hours be kept open for the transfer of stock.
Section 5.    In the event a stockholder shall sell or otherwise dispose of all or any part of its operating interest under the Field Contractors’ Agreement dated March 2, 1965, it shall also sell to the party acquiring such interest a corresponding proportion of its stock in this corporation.

Section 6.    The corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.
Section 7.    The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.
Section 8.    In the event that all of the stockholders shall have agreed to or approved any limitations on the transfer of shares of stock, such agreement or a copy of the limitations so approved shall be filed with the corporation, and, in such event, notation thereof shall be made on the certificates of stock, and transfer of the shares represented thereby shall thereafter be subject to such limitations, and no transfer shall be made on the books of the corporation except in accordance therewith.
ARTICLE IX

INDEMNIFICATION
Section 1.    Each person who acts as a director or officer of the corporation shall be indemnified by the corporation against any and all costs and expenses which may be imposed upon or reasonably incurred by him because of or in any way connected with or arising out of any action, suit or proceeding of whatever nature (whether the same be settled or proceed to judgment) in which he may be or become involved or to which he may be made a party by reason of his being or having been such director or officer, or by reason of any action alleged to have been taken or omitted by him in either such capacity, provided that the indemnification herein provided for shall not apply with respect to any matter as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have been individually guilty or willful misfeasance or malfeasance in the performance of his duty as such director or officer. The foregoing right of indemnification shall inure to each director and officer, whether or not he is such director or officer at the time such costs or expenses are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of this by-law, and in the event of his death shall extend to his legal representatives. Such right of indemnification shall not be exclusive of any other right to which a director or officer may be entitled as a matter of law.
ARTICLE X

FISCAL YEAR
Section 1.    The fiscal year of the corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.
ARTICLE XI

SEAL
Section 1.    The corporation shall have a seal containing the name of the corporation and the words “Corporate Seal, 1965, Delaware”.
ARTICLE XII

AMENDMENTS
Section 1.    Amendments to these By-Laws may be made by a unanimous vote of the stockholders of the corporation entitled to vote at any annual stockholders’ meeting, or at any special stockholders’ meeting when the proposed amendments have been set out in the notice of such meeting, or by the consent in writing of all stockholders.